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                                  EXHIBIT 10.21

                                OPTION AGREEMENT

     THIS OPTION AGREEMENT ("Agreement") is made and entered into as of this 20th day of April, 1998 (the "Contract Date") by and between Bruce H. Lien, an individual (the "Optionee"), and Concorde Gaming Corporation, a Colorado corporation ("the Optionor").

                               W I T N E S S E T H

     WHEREAS, the Optionor is the owner of an 80% interest (the "Interest") in Bayfront Ventures, a Florida general partnership ("Bayfront Ventures"); and

     WHEREAS, Goldcoast Entertainment Cruises, Inc. ("Goldcoast") is the owner of the remaining 20% interest in Bayfront Ventures; and

     WHEREAS, pursuant to the joint venture agreement dated as of August 27, 1997 between the Optionor and Goldcoast (the "JV Agreement"), the Optionor is required to make certain capital contributions (the "Capital Contributions") to Bayfront Ventures; and

     WHEREAS, the Optionor has not been able to obtain financing to fund the Capital Contributions; and

     WHEREAS, Optionee has agreed to provide Optionor until the Termination Date (defined below) with a line of credit (the "Line of Credit") in the amount of $3,000,000 upon which Optionor may draw (each, an "Advance") at any time. Any Advance made to Optionor from the Line of Credit will bear interest at a rate of 18% per annum which interest shall accrue until the earlier of the Exercise Date or the Termination Date (as defined below) and shall be payable over a four year term; and

     WHEREAS, Optionee has signed a Commitment Letter whereby he has agreed to finance the working capital needs of the Optionor in an amount not to exceed $500,000 (the "Working Capital Line of Credit"); and

     WHEREAS, in consideration for Optionee extending Optionor the Line of Credit and the Working Capital Line of Credit, Optionor has agreed to grant to Optionee the exclusive right to purchase all or a portion of the Interest (the "Option") in accordance with the terms and on the conditions contained herein.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements as hereinafter set forth, the parties agree as follows:



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     1. GRANT OF RIGHTS.

          (a) Grant of Option. Optionor hereby grants to Optionee an exclusive and irrevocable right to purchase all or a portion of the Interest from Optionor subject to the terms contained herein.

          (b) Termination. This Option shall terminate on April 20, 1999 (the "Termination Date") if not previously exercised.

          (c) Option Exercise. Optionee may exercise the Option at any time (the "Exercise Date") on or prior to the Termination Date by giving Optionor written notice of such exercise (the "Exercise Notice"); provided that the Option may not be exercised until the Exercise Conditions (as defined below) have been met.

          (d) Exercise Price. On the Exercise Date the Optionee shall pay to the Optionor the Exercise Price (the "Exercise Price"), which shall be an amount equal to (i) the total amount of the Capital Contributions made by the Optionor up to the Exercise Date; (ii) other costs incurred by Optionor to acquire its partnership interest, which costs are set forth on Schedule A and include costs related to the LEG Agreement, legal costs and other costs (not including their financing costs) related to Bayfront Ventures that are not classified as a Capital Contribution; and (iii) financing costs such as interest and fees incurred by Optionor on all obligations related to Bayfront Ventures from the date of this Agreement.

          (e) Payment Terms. Upon the exercise of the Option by Optionee, Optionee shall pay Optionor the Exercise Price in the following manner: (i) One Million Dollars ($1,000,000.00) in cash, which amount may be increased at Optionee's discretion; (ii) the cancellation of all notes receivable from Optionor related to loans made by Optionee, or entities controlled by him, for Bayfront Ventures (which total $1,440,000.00) as of the date of this Option Agreement; and (iii) a promissory note for the balance of the Exercise Price payable in 36 monthly installments with interest at eighteen percent (18%) commencing one month after the later of (A) the Exercise Date or (B) October 1, 1998.

          (f) In the event Optionee elects to purchase only a portion of the Interest, the Exercise Price and the payment terms set forth in subsection
     (e) above shall be reduced on a pro rata basis.

     2. CONDITIONS TO EXERCISE. The exercise of the Option by Optionee shall be subject to the successful completion of the following (collectively, the "Exercise Conditions"):

          (a) Optionee shall provide a letter of credit in the amount of $900,000 to the Bayfront Park Management Trust (the "Trust") which letter of credit shall be reasonably acceptable to the Trust;



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          (b) the Trust shall release Optionor from the letter of credit
     Optionor previously provided to the Trust;

          (c) Goldcoast must have consented in writing to the transfer of the Interest to Optionee and the replacement of Optionor by Optionee as a partner in Bayfront Ventures;

          (d) the Trust must have approved in writing the transfer of the Interest to Optionee;

          (e) all lenders who had provided Bayfront Ventures with financing prior to the Exercise Date must approve of the transfer of the Interest to Optionee and release Concorde from any obligation thereunder; and

          (f) Optionor and Optionee must have executed a management agreement acceptable to each party pursuant to which Optionor will agree to manage Optionor's interest in Bayfront Ventures.

     3. CONVEYANCE OF THE INTEREST. On the Exercise Date, Optionor shall convey to Optionee, or an entity controlled by Optionee and designated in writing, the Interest. Optionee shall agree to assume and agree to pay, discharge or perform, as appropriate, all liabilities and obligations of Optionor, and indemnify and hold Optionor, its directors, officers, employees and agents harmless with respect to all contracts related to Bayfront , including but not limited to the following: 1) that certain agreement dated as of August 5, 1997 between the Optionor and the Leo Equity Group (the "LEG Agreement"); 2) the JV Agreement and
3) any vessel construction financing or long-term financing agreement entered into by Bayfront. Optionor shall also assign to Optionee all of Optionor's right, title and interest to: 1) the LEG Agreement and 2) the JV Agreement.

     4. ASSIGNMENT. Except upon the prior written consent of the parties hereto, Optionee may not assign the Option or any other right under this Agreement; provided, however that Optionee may assign the Option to an entity controlled (as such term is defined in the Securities Exchange Act of 1934, as amended) by the Optionee without obtaining such consent.

     5. BROKER. Each of the parties hereto represents to the other that it has not retained the services of a broker or finder in connection with this transaction.

     6. NOTICE. Any notice, demand or request which may be permitted, required or desired to be given in connection herewith shall be in writing and directed to Optionor or Optionee at the respective addresses set forth below (or at such other addresses as party hereto may designate in writing), personally delivered or deposited in the U.S. mail, registered or certified, return receipt requested. Such notice shall be deemed received seventy-two (72) hours after deposited in the U.S. mail, or if personally delivered, upon delivery. A registered mail or certified mail receipt will be prima facie evidence of the giving of such notice and the date thereof:



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                  Optionee:                      Bruce H. Lien
                                                 6400 Hidden Valley Road
                                                 Rapid City, South Dakota 57702
                                                 Telephone:________________
                                                 Fax:_____________________

                  Optionor:                      Concorde Gaming Corporation
                                                 3290 Lien Street
                                                 Rapid City, South Dakota 57702
                                                 Telephone (605) 341-7738
                                                 Fax (303) 342-0247
                                                 Attention: George Nelson

                  Copies to:                     Morrison & Foerster LLP
                                                 5200 Republic Plaza
                                                 370 17th Street
                                                 Denver, Colorado 80202
                                                 Telephone: (303) 592-1500
                                                 Fax: (303) 592-1510
                                                 Attention: Warren L. Troupe

     7. SURVIVAL. The terms and provisions of this Agreement shall not merge with, be extinguished or otherwise affected by any subsequent conveyance or instrument by or between the parties hereto unless such instruments shall specifically so state and are signed by the parties hereto. The representations, warranties, covenants and agreements of the parties contained herein shall survive the closing and shall not be deemed to merge upon delivery and acceptance of the License.

     8. GENERAL PROVISIONS.

          (a) Integration Clause. This is the entire agreement between the parties with respect to this transaction. There are no oral promises, conditions, representations, understandings, interpretations, or terms of any kind as conditions or inducements to the execution hereof or in effect between the parties. This Agreement may not be amended or modified except by a document in writing signed by both parties.

          (b) Applicable Law. This Agreement shall be interpreted in accordance with the laws of the State of Colorado.

          (c) Severability. In the event any provisions hereof or any portion of any provision hereof shall be deemed to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not alter the remaining portion of any provision, or any other provision hereof, as each provision of this Agreement shall be deemed to be severable from all other provisions hereof.



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          (d) Waivers. The waiver of either party hereto of any right granted to it hereunder shall not be deemed to be a waiver of any other right granted herein, nor shall the same be deemed to be a waiver of a subsequent right obtained by reason of the continuation of any matter previously waived.

          (e) Binding Agreement; Inurement. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors, heirs and assigns.

          (f) Time Calculations. Unless otherwise indicated, all periods of time referred to in this Agreement shall refer to calendar days unless specifically stated otherwise and shall include all Saturdays, Sundays and state or national holidays; provided that if the date or last date to perform any act or give any notice with respect to this Agreement shall fall on a Saturday, Sunday or state or national holiday, such act or notice may be timely performed or given on the next succeeding day which is not a Saturday, Sunday or state or national holiday.

          (g) Construction of Party Relationships. Nothing herein contained shall be deemed or construed by the parties hereto or by any third person to create the relationship of principal or agent or of partnership or joint venture or of any association between Optionee and Optionor.

          (h) Captions. The captions of the paragraphs hereof are for convenience only and shall not govern or influence the interpretation hereof.

          (i) Parties Not Bound. No term or provision of this Agreement is intended to, or shall be for the benefit of any person, firm, corporation or other entity not a party hereto (including, without limitation, any broker) and no such other person, firm, corporation or entity shall have any right or cause of action hereunder.

          (j) Preparation of Agreement. The parties hereto acknowledge that this Agreement has been negotiated and prepared in an arms-length transaction and that both Optionee and Optionor have negotiated all the terms contained herein. Accordingly, the parties agree that neither party shall be deemed to have drafted the Agreement and the Agreement shall not be interpreted against either party as the draftsman.



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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

                                              OPTIONOR:
                                              Concorde Gaming Corporation


                                               By:
                                                  --------------------------




                                               OPTIONEE:



                                               By:
                                                  --------------------------
                                                     Bruce H. Lien